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                                                                    EXHIBIT 21.1

                              NEI WEBWORLD, INC.
                             LIST OF SUBSIDIARIES

     NAME                                              STATE OF INCORPORATION
-----------------------                                ----------------------

NEI 4647, Inc.                                                Texas
NEI Real Estate, Inc.                                         Texas